Exhibit 99.1

SuRo Capital Corp. Reports First Quarter 2026 Financial Results

Board Approves Joint Venture with Magnetar to Form Neostellar Advisors LLC

Net Asset Value of $14.24 Per Share as of March 31, 2026

NEW YORK, NY, May 5, 2026 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the first quarter ended March 31, 2026. Net assets totaled approximately $361.6 million, or $14.24 per share, at March 31, 2026, as compared to $8.09 per share, at December 31, 2025 and $6.66 per share at March 31, 2025.

“SuRo Capital delivered an unprecedented quarter, with net asset value increasing from $8.09 per share at December 31, 2025 to $14.24 per share at March 31, 2026,” said Mark Klein, Chairman and Chief Executive Officer. “This $6.15 per share increase, or approximately 76% quarter-over-quarter, reflects strong portfolio performance and the continued relevance of our strategy of providing public market investors with access to high-growth, venture-backed private companies.”

“This performance reflects meaningful momentum across the portfolio, including recent financing activity at WHOOP and OpenAI. During the quarter, we invested $5 million in a Magnetar special purpose vehicle investing in TensorWave, and subsequent to quarter-end, invested $9.5 million in ClickHouse, expanding our exposure to AI and data infrastructure through companies we believe are positioned among the next wave of category leaders.”

“Our Board has approved what we believe is one of the most significant strategic steps in SuRo Capital’s history: the proposed transition to an externally managed structure through Neostellar Advisors LLC, an adviser jointly owned by our team and Magnetar, subject to stockholder approval,” Mr. Klein continued. “We are excited to pair our investment strategy and leadership continuity with Magnetar’s scale, sourcing reach, diligence capabilities, portfolio support, and institutional infrastructure. We believe this partnership meaningfully strengthens our ability to invest in high-quality private companies and drive long-term shareholder value.”

“Looking ahead, we remain focused on building on this momentum and believe our portfolio progress, together with our proposed relationship with Magnetar, positions SuRo Capital to continue investing in high-quality private companies and creating long-term shareholder value.”

Externalization

On April 2, 2026, SuRo Capital’s Board of Directors, including all of its independent directors, unanimously approved a proposal to transition from an internally managed BDC to an externally managed structure through a new investment advisory agreement with Neostellar Advisors LLC, an entity jointly owned by certain current SuRo Capital employees and Magnetar Holdings LLC, which is affiliated with Magnetar’s multi-strategy alternative investment platform. The externalization is expected to provide access to enhanced investment sourcing and due diligence capabilities through Magnetar’s fully integrated platform, preserve all realized gains on the Company’s existing portfolio for the benefit of stockholders through the exclusion of pre-existing investments from any incentive fee calculations, and result in annual expense savings. In connection with the externalization, an affiliate of Magnetar Holdings LLC will, subject to certain conditions, make a $20 million investment in the Company, and the Company’s current management team, including Mark D. Klein and Allison Green, will continue in their current capacities. The externalization is subject to stockholder approval, and additional details are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2026.

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Investment Portfolio as of March 31, 2026

At March 31, 2026, SuRo Capital held positions in 36 portfolio companies – 33 privately held and 3 publicly held – with an aggregate fair value of approximately $388.5 million. The Company’s top five portfolio company investments accounted for approximately 72% of the total portfolio at fair value as of March 31, 2026.

Top Five Investments as of March 31, 2026

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Whoop, Inc.	$11.0	$150.8	38.8%
ARK Type One Deep Ventures Fund LLC(1)	17.7	59.3	15.3
IH10, LLC(2)	12.3	32.8	8.5
Blink Health, Inc.	15.0	21.0	5.4
CW Opportunity 2 LP(3)	10.4	15.9	4.1
Total(4)	$66.4	$279.8	72.0%

(1)	ARK Type One Deep Ventures Fund LLC is an investment fund for which the Class A Interest is solely invested in the Series A-2 Preferred Shares of OpenAI Global, LLC. SuRo Capital is invested in the Series A-2 Preferred Shares of OpenAI Global, LLC through its investment in the Class A Interest of ARK Type One Deep Ventures Fund LLC.
(2)	IH10, LLC’s sole portfolio asset is interest in the Series B Preferred Shares of VAST Data, Ltd. through an SPV. SuRo Capital is invested in the Series B Preferred Shares of VAST Data, Ltd. through its investment in the Membership Interest of IH10, LLC.
(3)	CW Opportunity 2 LP is an SPV for which the Class A Interest is solely invested in the Class A Common Shares of CoreWeave, Inc.
(4)	Total may not sum due to rounding.

First Quarter 2026 Investment Portfolio Activity

During the three months ended March 31, 2026, SuRo Capital made the following investment:

Portfolio Company	Investment	Transaction Date	Amount(1)
Magnetar Opportunity 2025-4 LP(2)	Class A Interest	1/2/2026	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Magnetar Opportunity 2025-4 LP is an SPV invested in TensorWave, Inc. On December 31, 2025, SuRo Capital committed up to $20.0 million to Magnetar Opportunity 2025-4 LP. As of May 5, 2026, $5.0 million of the $20.0 million capital commitment to Magnetar Opportunity 2025-4 LP had been funded. The remaining commitment of up to $15.0 million is subject to the satisfaction of certain conditions.

During the three months ended March 31, 2026, SuRo Capital exited and/or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity/ Initial Capital	Average Net Share Price(1)	Net Proceeds	Realized Gain
GrabAGun Digital Holdings Inc. - Common Shares(2)	Various	440,246	$3.08	$1.4 million	$0.9 million
True Global Ventures 4 Plus Pte Ltd	3/5/2026	12.3%	—	$0.2 million	$-

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of March 31, 2026, SuRo Capital holds 599,754 common shares of GrabAGun Digital Holdings, Inc.

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Subsequent to quarter-end through May 5, 2026, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
Huntress Labs Inc.	Common Shares	4/8/2026	$0.2 million
ClickHouse, Inc.	Series A Preferred Shares	4/22/2026	$9.5 million

(1)	Amount invested does not include capitalized costs, if applicable.

Subsequent to quarter-end through May 5, 2026, SuRo Capital exited and/or received proceeds from the following investment:

Portfolio Company	Transaction Date	Net Proceeds	Realized Gain
CW Opportunity 2 LP	Various	$3.0 million	$2.1 million	(1)

(1)	CW Opportunity 2 LP is an SPV for which the Class A Interest is solely invested in the Class A Common Shares of CoreWeave, Inc. Realized gain is calculated based on the current reporting by the SPV and may be subject to change or adjustment due to the impact of performance fees.

First Quarter 2026 Financial Results

	Quarter Ended March 31, 2026		Quarter Ended March 31, 2025
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(4.0)	$(0.16)	$(3.7)	$(0.16)

Net realized gain/(loss) on investments	0.9	0.04	(<0.1)	(<0.01)

Realized loss on partial repurchase of 6.00% Notes due 2026	-	-	(<0.1)	(<0.01)

Net change in unrealized appreciation/(depreciation) of investments	158.7	6.25	2.9	0.12

Net increase/(decrease) in net assets resulting from operations(2)	155.6	6.13	(0.8)	(0.03)

Stock-based compensation	0.6	0.02	0.1	0.02

Increase/(Decrease) in net asset value(2)	$156.2	$6.15	$(0.8)	$(0.02)

(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 25.4 million and 23.6 million for the quarters ended March 31, 2026 and 2025, respectively. As of March 31, 2026, there were 25,387,393 shares of the Company’s common stock outstanding.

Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on May 5, 2026. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 3731653. Additionally, interested parties can listen to a live webcast of the call from the “Investor Relations” section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 12, 2026 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 3731653.

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Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. With respect to the externalization, these risks and uncertainties include, but are not limited to: the ability to obtain the required stockholder approval; the ability to retain key personnel; the ability to realize the anticipated benefits of the externalization; and the impact of the externalization on the Company’s business, financial condition, and results of operations. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital’s actual results to differ from management’s current expectations are contained in SuRo Capital’s filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of SuRo Capital. The information contained herein is for informational purposes only and is not intended to be a substitute for financial, legal, or tax advice.

Additional Information and Where to Find It

In connection with the proposed Externalization, the Company filed a definitive proxy statement (the “Proxy Statement”) with the SEC on April 29, 2026 and is mailing the Proxy Statement to its stockholders. The Proxy Statement contains important information about the Company, Magnetar, the proposed Externalization and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY, MAGNETAR, THE PROPOSED EXTERNALIZATION AND RELATED MATTERS. Investors and security holders may obtain the Proxy Statement and other documents filed with the SEC by the Company, free of charge, from the SEC’s web site at www.sec.gov and from the Company’s web site at https://investors.surocap.com/financial-information/sec-filings. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from the Company by calling Investor Relations at (212) 931-6331.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Since inception, SuRo Capital has served as the public’s gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. SuRo Capital’s diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others. SuRo Capital is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the Company on X, LinkedIn, and at www.surocap.com.

About Magnetar

Founded in 2005, Magnetar is a multi-strategy and multi-product alternative investment manager that seeks to achieve stable risk-adjusted returns by opportunistically employing a wide range of alternative credit & fixed income, quantitative, and venture investment strategies. Magnetar invests across the capital structure in both public and private transactions utilizing both fundamental and quantitative analyses. Currently run by two managing partners – Ross Laser and Dave Snyderman – Magnetar is headquartered in Evanston, Illinois. Magnetar and its affiliates employ a team of approximately 224 professionals as of March 31, 2026, and maintain four satellite offices in New York, London, Menlo Park, and Austin.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2026 (UNAUDITED)	December 31, 2025 (AUDITED)
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $223,515,250 and $219,216,145, respectively)	$381,596,305	$217,304,138
Non-controlled/affiliate investments (cost of $21,609,640 and $21,609,640, respectively)	6,938,346	8,207,367
Total Investments (cost of $245,124,890 and $240,825,785, respectively)	388,534,651	225,511,505
Cash	43,315,750	49,034,154
Restricted cash	—	38,741
Interest and dividends receivable	126,244	118,710
Deferred financing costs	500,275	508,310
Prepaid expenses and other assets(1)	789,236	807,302
Total Assets	433,266,156	276,018,722
LIABILITIES
6.00% Notes due December 30, 2026(2)	35,688,549	35,642,149
6.50% Convertible Notes due August 14, 2029(3)	34,190,631	34,131,509
Accounts payable and accrued expenses(1)	1,534,603	627,522
Dividends payable	300,791	301,291
Total Liabilities	71,714,574	70,702,471

Net Assets	$361,551,582	$205,316,251
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 25,387,393 and 25,377,756 issued and outstanding, respectively)	$253,874	$253,778
Paid-in capital in excess of par	218,069,791	217,470,613
Accumulated net investment loss	(7,946,424)	(3,967,932)
Accumulated net realized gain on investments, net of distributions	7,764,584	6,874,070
Accumulated net unrealized appreciation/(depreciation) of investments	143,409,757	(15,314,278)
Net Assets	$361,551,582	$205,316,251
Net Asset Value Per Share	$14.24	$8.09

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2026, the 6.00% Notes due December 30, 2026 (the “6.00% Notes due 2026”) (effective interest rate of 6.43%) had a face value $35,829,825. As of December 31, 2025, the 6.00% Notes due 2026 (effective interest rate of 7.08%) had a face value $35,829,825.
(3)	As of March 31, 2026, the 6.50% Convertible Notes due August 14, 2029 (the “6.50% Convertible Notes due 2029”) (effective interest rate of 7.17%) had a face value $35,000,000. As of December 31, 2025, the 6.50% Convertible Notes due 2029 (effective interest rate of 7.17%) had a face value $35,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$388,213	$150,647
Dividend income	343,750	348,447
Total Investment Income	731,963	499,094
OPERATING EXPENSES
Compensation expense	1,976,252	1,667,835
Directors’ fees	195,562	170,565
Interest expense	1,217,194	1,259,849
Professional fees	872,729	750,224
Income tax expense	57,558	2,796
Other expenses	391,160	309,594
Total Operating Expenses	4,710,455	4,160,863
Net Investment Loss	(3,978,492)	(3,661,769)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	890,513	(17,951)
Net Realized Gain/(Loss) on Investments	890,513	(17,951)
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026	—	(15,873)
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	159,993,061	(5,248,885)
Non-controlled/affiliate investments	(1,269,022)	(472,713)
Controlled investments	—	8,610,476
Net Change in Unrealized Appreciation/(Depreciation) of Investments	158,724,039	2,888,878
Net Change in Net Assets Resulting from Operations	$155,636,060	$(806,715)
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$6.13	$(0.03)
Diluted(2)	$5.18	$(0.03)
Weighted-Average Common Shares Outstanding
Basic	25,380,755	23,571,840
Diluted(2)	30,160,470	23,571,840

(1)	Includes interest income earned on cash.
(2)	For the three months ended March 31, 2025, 4,516,131 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net change in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Per Basic Share Data
Net asset value at beginning of year	$8.09	$6.68
Net investment loss(1)	(0.16)	(0.16)
Net realized gain/(loss) on investments(1)	0.04	<(0.01)
Realized loss on partial repurchase of 6.00% Notes due December 30, 2026(1)	—	<(0.01)
Net change in unrealized appreciation/(depreciation) of investments(1)	6.25	0.12
Stock-based compensation(1)	0.02	0.02
Net asset value at end of period	$14.24	$6.66
Per share market value at end of period	$10.71	$4.97
Total return based on market value(2)	13.45%	(15.48)%
Total return based on net asset value(2)	76.02%	(0.30)%
Shares outstanding at end of period	25,387,393	23,551,859
Ratios/Supplemental Data:
Net assets at end of period	$361,551,582	$156,804,155
Average net assets	$206,417,463	$156,454,212
Ratio of net operating expenses to average net assets(3)	9.25%	10.79%
Ratio of net investment loss to average net assets(3)	(7.82)%	(9.49)%
Portfolio Turnover Ratio	0.52%	5.28%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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